EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-141077 of PAETEC Holding Corp. on Form S-8 of our report relating to the consolidated financial statements and consolidated financial statement schedule of US LEC Corp. and Subsidiaries dated April 2, 2007, appearing in this Annual Report on Form 10-K of US LEC Corp. for the year ended December 31, 2006.
/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
April 2, 2007